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                                                                     EXHIBIT 2.3



                                    PFI Corp.
                         300 Delaware Avenue, Suite 543
                           Wilmington, Delaware 19801

                                December 26, 1997



Nursefinders Acquisition Corp.
c/o Atlantic Medical Management
156 West 56th Street, Suite 1605
New York, New York  10019

         Re: Stock Purchase Agreement among Nursefinders Acquisition Corp., Nursefinders, Inc., and PFI Corp., dated as of November 15, 1997 (the "Agreement")

Gentlemen:

         This is to acknowledge our agreement to accept a promissory note in the original principal amount of $34,600,000, issued pursuant to the Credit Agreement dated the date hereof, as part payment of the Closing Payment, as defined in the Agreement.

                                    Very truly yours,

                                    PFI CORP.

                                    /s/ Ken R. Bramlett, Jr.

                                    Ken R. Bramlett, Jr.
                                    Vice President